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Exhibit 23(a)

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949, 333-85988, and 333-99233 of MFIC Corporation (the "Company") on Form S-8 of our report dated March 11, 2004, except for Note 15, as to which the date is March 31, 2004, pertaining to the consolidated financial statements and schedule of MFIC Corporation which appears in Annual Report on Form 10-K/A for the years ended December 31, 2003 and 2002.

/s/ BROWN & BROWN, LLP
Boston, Massachusetts April 29, 2004

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Consent of Independent Auditors